    As filed with the Securities and Exchange Commission on September 2, 1997

                                                      Registration No. 333-18851
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         THE SABRE GROUP HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                     75-2662240
  (State or Other Jurisdiction                         (I.R.S. Employer
        of Incorporation)                             Identification No.)


                            4255 Amon Carter Boulevard
                             Fort Worth, Texas 76155
                    (Address of  Principal Executive Offices)


                         THE SABRE GROUP HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                               (Full Title of Plan)

                                   ----------

           Michael J. Durham             Copy to:       Andrew B. Steinberg, Esq.
 President and Chief Executive Officer               Senior Vice President, General
     The SABRE Group Holdings, Inc.                  Counsel and Corporate Secretary
      4255 Amon Carter Boulevard                     The SABRE Group Holdings, Inc.
       Fort Worth, Texas 76155                         4255 Amon Carter Boulevard
            (817) 931-7300                              Fort Worth, Texas 76155
    (Name and Address including Zip                           (817) 931-7300
Code, and Telephone  Number, including
    Area Code, of Agent for Service)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 2nd day of September, 1997.

                              THE SABRE GROUP HOLDINGS, INC.


                              By:   /s/ Andrew B. Steinberg
                                    -----------------------------------
                                    Andrew B. Steinberg
                                    Senior Vice President, General
                                    Counsel and Corporate Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures                    Title                             Date
      ----------                    -----                             ----
          *               Chairman of the Board of Directors    September 2, 1997
-----------------------
  ROBERT L. CRANDALL

          *               President, Chief Executive            September 2, 1997
-----------------------   Officer and Director
   MICHAEL J. DURHAM      (Principal Executive Officer)

          *               Senior Vice President, Chief          September 2, 1997
-----------------------   Financial Officer and Treasurer
   T. PATRICK KELLY       (Principal Financial Officer
                          and Principal Accounting Officer)

          *               Director                              September 2, 1997
-----------------------
   GERARD J. ARPEY

          *               Director                              September 2, 1997
-----------------------
   ANNE H. MCNAMARA


          *               Director                              September 2, 1997
-----------------------
   EDWARD A. BRENNAN

          *               Director                              September 2, 1997
-----------------------
   PAUL C. ELY, JR.


          *               Director                              September 2, 1997
-----------------------
    DEE J. KELLY


          *               Director                              September 2, 1997
-----------------------
 GLENN W. MARSCHEL, JR.

           *              Director                            September 2, 1997
-----------------------
    BOB L. MARTIN

           *              Director                            September 2, 1997
-----------------------
  RICHARD L. THOMAS


*By:  /s/ Andrew B. Steinberg
      ----------------------------
      Andrew B. Steinberg
       Attorney-in-Fact

                                  EXHIBIT INDEX

 Exhibit                                                   Sequentially
 Number        Description of Exhibit                      Numbered Page
 -------       ----------------------                      -------------

   4.1         The SABRE Group Holdings, Inc. Employee
               Stock Purchase Plan                                5

  *5.1         Opinion of  Andrew B. Steinberg, Senior
               Vice President, General Counsel and
               Corporate Secretary of the Registrant

 *23.1         Consent of Ernst & Young LLP

 *23.2 Consent of Andrew B. Steinberg (included in Exhibit 5.1)

 *24.1         Powers of Attorney

  24.2         Powers of Attorney of Paul C. Ely, Jr.
               and Bob L. Martin                                 11


-------------
*  Previously filed






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